UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

WEIGHT WATCHERS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation or organization)	11-6040273 (I.R.S. Employer Identification Number)

11 Madison Avenue

New York, New York 10010

(Address and zip code of principal executive offices)

Weight Watchers International, Inc. 2008 Stock Incentive Plan

(Full title of the plan)

Jeffrey A. Fiarman, Esq.

Weight Watchers International, Inc.

11 Madison Avenue

New York, New York 10010

(212) 589-2700

(Name, address and telephone number, including area code, of agent for service)

With copies to:

Kenneth Wallach, Esq.

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(a)	Proposed maximum offering price per share(b)	Proposed maximum aggregate offering price(b)	Amount of registration fee(b)
Common stock, no par value	3,000,000	$27.75	$83,250,000	$3,271.73
Preferred stock purchase rights(c)	—	—	—	—
Total	3,000,000	$27.75	$83,250,000	$3,271.73

(a)	Covers an aggregate of 3,000,000 shares of common stock approved for issuance under the Weight Watchers International, Inc. 2008 Stock Incentive Plan (the “2008 Stock Incentive Plan”) and, pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this registration statement also covers an indeterminate number of additional shares of common stock that may become issuable under the 2008 Stock Incentive Plan to prevent dilution by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration, which results in an increase in the number of the Registrant’s outstanding shares of common stock.
(b)	Pursuant to Rule 457(h)(1) and Rule 457(c) under the Securities Act of 1933, as amended, the proposed maximum aggregate offering price per share, the proposed maximum offering price and the amount of registration fee are estimated for the purpose of calculating the amount of registration fee and are based on the average of the high and low prices of shares of common stock as reported on the New York Stock Exchange on December 12, 2008.
(c)	The preferred stock purchase rights initially will trade together with the shares of common stock. The value attributable to the preferred stock purchase rights, if any, is reflected in the offering price of the shares of common stock.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in this Part I will be sent or given to participating employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). Such documents need not be filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement on Form S-8 (this “Registration Statement”) or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents that Weight Watchers International, Inc. (the “Registrant”) has filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are hereby incorporated by reference in this Registration Statement:

(a)	the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 29, 2007, filed on February 27, 2008;

(b)	the Registrant’s Quarterly Reports on Form 10-Q for the quarterly period ended March 29, 2008, filed on May 8, 2008, for the quarterly period ended June 28, 2008, filed on August 7, 2008 and for the quarterly period ended September 27, 2008, filed on November 6, 2008;

(c)	the Registrant’s Current Reports on Form 8-K, filed on February 6, 2008, March 17, 2008, June 17, 2008, June 30, 2008, July 11, 2008 and August 1, 2008; and

(d)	the description of the Registrant’s common stock, no par value, under the heading “Description of Capital Stock” included in its Registration Statement on Form S-1 incorporated by reference in its Registration Statement on Form 8-A under Section 12(b) of the Exchange Act filed on November 9, 2001.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in this Registration Statement or in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

None.

Item 6.	Indemnification of Directors and Officers.

The Virginia Stock Corporation Act (the “VSCA”) permits, and the Registrant’s Amended and Restated Articles of Incorporation (the “Articles”) require, the Registrant to indemnify its directors and officers in a variety of circumstances, which may include indemnification for liabilities under the Securities Act. Under Sections 13.1-697 and 13.1-702 of the VSCA, a Virginia corporation generally is authorized to indemnify its directors and officers in civil and criminal actions if they acted in good faith and believed their conduct to be in the best interests of the corporation and, in the case of criminal actions, had no reasonable cause to believe that the conduct was unlawful. The VSCA requires such indemnification, unless limited by a corporation’s articles of incorporation, when a director or officer entirely prevails in the defense of any proceeding to which he or she was a party because he or she is or was a director or officer of the corporation. The VSCA provides that a corporation may make any other or further indemnity (including indemnity with respect to a proceeding by or in the right of the corporation), and may make additional provision for advances and reimbursement of expenses, if authorized by its articles of incorporation or shareholder-adopted bylaw or resolution, except an indemnity against willful misconduct or a knowing violation of the criminal law. The Articles require indemnification of directors and officers with respect to certain liabilities and expenses imposed upon them by reason of having been a director or officer, except in the case of willful misconduct or a knowing violation of criminal law.

The VSCA establishes a statutory limit on liability of directors and officers of a corporation for damages assessed against them in a suit brought by or in the right of the corporation or brought by or on behalf of shareholders of the corporation and authorizes a corporation to specify a lower monetary limit on liability (including the elimination of liability for monetary damages) in the corporation’s articles of incorporation or bylaws; however, the liability of a director or officer shall not be limited if such director or officer engaged in willful misconduct or a knowing violation of the criminal law or of any federal or state securities law. As permitted by the VSCA, the Articles eliminate the liability for monetary damages of a director or officer in a shareholder or derivative proceeding. This elimination of liability will not apply in the event of willful misconduct or a knowing violation of criminal law or any federal or state securities law.

The Registrant also carries insurance on behalf of its directors, officers, employees and agents that may cover liabilities under the Securities Act. Sections 13.1-692.1 and 13.1-696 through 704 of the VSCA are incorporated herein by reference.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

The following exhibits are filed as part of this Registration Statement:

Exhibit Number	Description
4.1	Weight Watchers International, Inc. 2008 Stock Incentive Plan is incorporated herein by reference to Appendix A of the Registrant’s Definitive Proxy Statement on Schedule 14A filed on March 31, 2008.

4.2	Amended and Restated Articles of Incorporation of Weight Watchers International, Inc. are incorporated herein by reference to Exhibit 3.1 filed with the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 29, 2001 filed on March 27, 2002.

4.3	Amended and Restated By-laws of Weight Watchers International, Inc. are incorporated herein by reference to Exhibit 3.2 filed with the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 29, 2001 filed on March 27, 2002.

4.4	Articles of Amendment to the Articles of Incorporation, as Amended and Restated, of Weight Watchers International, Inc., to Create a New Series of Preferred Stock Designated as Series B Junior Participating Preferred Stock, adopted as of November 14, 2001 is incorporated herein by reference to Exhibit 3.3 filed with the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 29, 2001 filed on March 27, 2002.

4.5	Rights Agreement, dated as of November 15, 2001 between Weight Watchers International Inc. and Computershare Trust Company, N.A. (formerly EquiServe Trust Company, N.A.) is incorporated herein by reference to Exhibit 4.5 to the Registrant’s Registration Statement on Form S-3 (File No. 333-89444) filed on May 31, 2002.

4.6	First Amendment, dated as of November 4, 2003, to the Rights Agreement, dated as of November 15, 2001 by and between Weight Watchers International, Inc. and Computershare Trust Company, N.A. (formerly EquiServe Trust Company, N.A.) is incorporated herein by reference to Exhibit 4.3 filed with the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended September 27, 2003 filed on November 12, 2003.

4.7	Specimen of stock certificate representing Weight Watchers International Inc.’s common stock, no par value, is incorporated herein by reference to Exhibit 4.6 with Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-69362) filed on November 9, 2001.

5.1	Opinion of Hunton & Williams LLP.

23.1	Consent of Hunton & Williams LLP (included in Exhibit 5.1).

23.2	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

24	Power of Attorney (included on signature page).

Item 9.	Undertakings.

(1) The undersigned Registrant hereby undertakes:

(a) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(i) and (a)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

(2) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, and State of New York on the 16th day of December, 2008.

WEIGHT WATCHERS INTERNATIONAL, INC.
(Registrant)

By:	/s/ David P. Kirchhoff
Name:	David P. Kirchhoff
Title:	President, Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints David P. Kirchhoff, Ann M. Sardini and Jeffrey A. Fiarman, and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, in connection with this Registration Statement, to sign any and all amendments or supplements to this Registration Statement, including any and all stickers and post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, and does hereby grant unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the 16th day of December, 2008.

Signature	Title

/s/ David P. Kirchhoff David P. Kirchhoff	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Ann M. Sardini Ann M. Sardini	Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Raymond Debbane Raymond Debbane	Director

/s/ Philippe J. Amouyal	Director
Philippe J. Amouyal

/s/ John F. Bard John F. Bard	Director

/s/ Marsha Johnson Evans Marsha Johnson Evans	Director

/s/ Jonas M. Fajgenbaum Jonas M. Fajgenbaum	Director

/s/ Sacha Lainovic Sacha Lainovic	Director

/s/ Kimberly Roy Tofalli Kimberly Roy Tofalli	Director

/s/ Christopher J. Sobecki Christopher J. Sobecki	Director

EXHIBIT INDEX

Exhibit Number	Description
4.1	Weight Watchers International, Inc. 2008 Stock Incentive Plan is incorporated herein by reference to Appendix A of the Registrant’s Definitive Proxy Statement on Schedule 14A filed on March 31, 2008.

4.2	Amended and Restated Articles of Incorporation of Weight Watchers International, Inc. are incorporated herein by reference to Exhibit 3.1 filed with the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 29, 2001 filed on March 27, 2002.

4.3	Amended and Restated By-laws of Weight Watchers International, Inc. are incorporated herein by reference to Exhibit 3.2 filed with the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 29, 2001 filed on March 27, 2002.

4.4	Articles of Amendment to the Articles of Incorporation, as Amended and Restated, of Weight Watchers International, Inc., to Create a New Series of Preferred Stock Designated as Series B Junior Participating Preferred Stock, adopted as of November 14, 2001 is incorporated herein by reference to Exhibit 3.3 filed with the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 29, 2001 filed on March 27, 2002.

4.5	Rights Agreement, dated as of November 15, 2001 between Weight Watchers International Inc. and Computershare Trust Company, N.A. (formerly EquiServe Trust Company, N.A.) is incorporated herein by reference to Exhibit 4.5 to the Registrant’s Registration Statement on Form S-3 (File No. 333-89444) filed on May 31, 2002.

4.6	First Amendment, dated as of November 4, 2003, to the Rights Agreement, dated as of November 15, 2001 by and between Weight Watchers International, Inc. and Computershare Trust Company, N.A. (formerly EquiServe Trust Company, N.A.) is incorporated herein by reference to Exhibit 4.3 filed with the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended September 27, 2003 filed on November 12, 2003.

4.7	Specimen of stock certificate representing Weight Watchers International Inc.’s common stock, no par value, is incorporated herein by reference to Exhibit 4.6 with Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-69362) filed on November 9, 2001.

5.1	Opinion of Hunton & Williams LLP.

23.1	Consent of Hunton & Williams LLP (included in Exhibit 5.1).

23.2	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

24	Power of Attorney (included on signature page).